UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

VIZCONNECT, INC.
(Name of Registrant as Specified in Its Charter)

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(2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VIZCONNECT, INC.

136 Dwight Road

Longmeadow, Massachusetts 01106

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of VizConnect, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Articles of Incorporation (“Restatement”) to increase the authorized common and preferred shares, and to decrease the par value of all classes of common and preferred stock. The foregoing actions have been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, and outstanding Series A Preferred Stock, as well as our board of directors, by written consent on April 22, 2015. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof. We have attached a copy of the Restatement to this Information Statement for your reference.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Restatement. The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement t be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on April 22, 2015 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	212,965,252 shares of common stock; and

(ii)	3 shares of Series A Preferred Stock which are entitled to 638,895,756 votes and may vote with holders of the Company’s Common Stock on all matters which common stockholders may vote;

The transfer agent for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in their entirety to make the following changes:

Increase in Authorized Common and Preferred Stock. We are increasing our authorized common stock to 5,000,000,000 and our authorized preferred stock to 50,000,000.

Reduction in Par Value. We are reducing the par value per share of our common and preferred stock from $0.001 to $0.00001 per share.

Anti-takeover provisions. The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors may issue up to 50,000,000 shares of “blank check” Preferred Stock and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Company, including the number of shares constituting any series or the designation of such series. The existence of unissued Preferred Stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of the Company, thereby protecting the continuity of the Company’s management.

These changes to our Articles of Incorporation will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 5,000,000,000 shares of common stock and up to 50,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares. We have attached a copy of the Restatement to this Information Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of April 22, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of April 22, 2015. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 22, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 136 Dwight Road, Longmeadow, Massachusetts 01106.

	Amount and Nature of Beneficial Ownership
	Common Stock		Series A Preferred Stock		% Total
Name and Address of Beneficial Owner (1)	No. of Shares	% of Class	No. of Shares	% of Class	Voting Power (2)
Directors and Officers
Paul Cooleen, President, Chief Executive Officer & Director	8,100,000	3.80%	1(2)	33.34%	25.95%

Brian Dee, Secretary and Director	13,978,200	6.56%	1(2)	33.33%	26.64%

Edward Carroll, Director	8,037,000	3.77%	1(2)	33.33%	25.94%

All officers and directors as a group (three persons)	30,115,200	14.13%	3	100%	78.53%

5% Security Holders: None

___________________

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)

Each share of the Preferred Stock is entitled to 212,965,252 votes on matters submitted to a vote of the stockholders as of the Record Date. Mr. Cooleen therefore controls 221,065,252 shares in voting power, or approximately 25.95% of the stockholder voting power, Mr. Dee controls 226,943,452 shares in voting power, or approximately 26.64% of the stockholder voting power, and Mr. Carroll controls 221,002,252 shares in voting power, or approximately 25.94% of the stockholder voting power as of April 22, 2015.

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NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Split and the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 136 Dwight Road, Longmeadow, Massachusetts 01106, or by calling us at (855) 849-2666. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

April 23, 2015	By:	/s/ Paul Cooleen
Paul Cooleen
Chief Executive Officer

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